Exhibit 99.1

Contacts:
Elise Caffrey	Nancy Smith
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3323
ecaffrey@irobot.com	nsmith@irobot.com
iRobot Names Jeffrey Beck President and General Manager of its Home Robots Division
BEDFORD, Mass., March 30, 2009 – iRobot Corp. (Nasdaq: IRBT) today announced that Jeffrey A. Beck has joined the company as president and general manager of its Home Robots division. In this role, Beck will be responsible for all aspects of the division’s global strategy, product development and operations. He will report directly to Colin Angle, chairman and chief executive officer.
“Jeff’s experience as a general manager and passion for growing businesses has provided him with the tools to successfully lead our Home Robots division,” said Angle. “We are excited that Jeff is joining iRobot, as he and the team will continue to expand the company’s global portfolio of home products and deliver on our promise of creating practical robots that make a meaningful difference in people’s lives.”
iRobot’s acclaimed line of home robots includes the iRobot Roomba® vacuum cleaning robot, iRobot Scooba® floor washing robot, iRobot Dirt Dog® shop sweeping robot, iRobot Verro® pool cleaning robot and iRobot Looj™ gutter cleaning robot.
Beck brings more than 20 years of high-technology leadership to iRobot. Most recently, he served as senior vice president and general manager of the aerospace and defense division of AMETEK, Inc. This business serves the global aerospace and defense markets with highly differentiated products and services from over 20 operating sites in North America, Europe and Asia.
“I am very excited to join iRobot. This is the time when the development of consumer robotics and related technologies has advanced to the point where products can effectively and reliably execute tasks that were unthinkable just a few years ago,” said Beck. “Consumers are increasingly receptive to the delegation of tasks to robotic solutions. iRobot is well positioned to extend its leadership in this growing industry.”
Previously, Beck held senior management positions at Danaher Corporation and Emerson Electric Corporation. At Danaher, Beck oversaw the growth of the company’s Precision Systems division, which manufactured high-precision robotic, electromechanical systems used in a variety of high-tech manufacturing and laboratory environments. Beck holds a bachelor’s degree in mechanical engineering from the New Jersey Institute of Technology and a master’s degree in business administration from Boston University.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its government and industrial robots help protect those in harm’s way. iRobot’s consumer and military robots feature iRobot AWARE™ robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations concerning product development and marketing plans.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things: our ability to enhance our current consumer robots or develop new consumer robots, and our ability to expand our product offering beyond our current markets.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.
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iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com